Exhibit 99.1

OptimumBank Holdings, Inc. (OPHC-NASDAQ) Announces 2023 Full Year Results for OptimumBank (the “Bank”)

Fort Lauderdale, FL, Feb. 05, 2024 (GLOBE NEWSWIRE) - OptimumBank Holdings, Inc., (NASDAQ: OPHC) (the “Bank”) ended the year with net income of $13,808,107 before credit loss and tax expenses, or $7,254,285 including those expenses. At December 31, 2023, the Bank had shareholder equity amounting to $70 million. The Bank has been growing assets year over year and ended 2023 at $791,052,397, 35.53% larger than the prior year of $583,693,724. The Bank’s loan portfolio increased 40.69% to $680,069,842 over the prior year of $483,382,801. The Bank’s secured lending limit has reached $18,749,670 and its unsecured lending limit to $11,249,802. These results are unaudited and do not reflect the consolidation of the Bank with its parent holding company, OptimumBank Holdings, Inc. Such consolidated results may be materially different than the Bank-only results reported above.

Chairman Moishe Gubin commented: “Our strategic plan, clear performance objectives and dedicated leadership have achieved well managed capital ratios, and finding the right opportunities to improve short and long-term financial performance. Our newly started national SBA lending program is expected to achieve $50MM in closings during 2024 and we have accomplished significant progress this year in providing approximately $20MM in accounts receivable credit lines to Skilled Nursing Facilities throughout the country.” Chairman Gubin continued “the Bank is on solid footing with strong support from our loyal business customers who continue to use us as their bank of choice as well as referring us to their many friends and business associates. Loan approval decisions are accomplished quickly when necessary to meet the needs of our customers. Our outreach efforts in the communities throughout South Florida over the past several years have proven to be extremely rewarding.”

About OptimumBank Holdings, Inc.

OptimumBank Holdings, Inc. operates as the bank holding company for OptimumBank that provides a range of consumer and commercial banking services to individuals and businesses. The company accepts demand interest-bearing and noninterest-bearing, savings, money market, NOW, and time deposit accounts, as well as certificates of deposit; and offers residential and commercial real estate, commercial, and consumer loans, as well as lending lines for working capital needs. It also provides debit and ATM cards; investment, cash management, and notary and night depository services; and direct deposits, money orders, cashier’s checks, domestic collections, drive-in tellers, and banking by mail, as well as Internet banking services. In addition, the company engages in holding, managing, and disposing foreclosed real estate. It operates through banking offices located in Broward County, Florida. OptimumBank Holdings, Inc. was founded in 2000 and is based in Fort Lauderdale, Florida.

Safe Harbor Statement:

This press release contains forward-looking statements that can be identified by terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, our limited operating history, managing our expected growth, risks associated with integration of acquired websites, possible inadvertent infringement of third-party intellectual property rights, our ability to effectively compete, our acquisition strategy, and a limited public market for our common stock, among other risks. OptimumBank Holdings, Inc.’s future results may also be impacted by other risk factors listed from time-to-time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company’s control. Forward looking statements speak only as to the date they are made and OptimumBank Holdings, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations:

OptimumBank Holdings. Inc.

investor@optimumbank.com

+1.954.900.2850